EXHIBIT 4.1

Execution Copy

AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

between

BARCLAYS BANK DELAWARE

and

BARCLAYS Dryrock Funding LLC

Dated as of August 1, 2012

As amended and restated as of December 17, 2013

BARCLAYS Dryrock Issuance Trust

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AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of August 1, 2012, as amended and restated as of December 17, 2013 (this “Agreement”), by and between BARCLAYS BANK DELAWARE (“BBD”), a Delaware banking corporation (together with its permitted successors and assigns, the “Seller”), and BARCLAYS Dryrock Funding LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Dryrock Funding”).

W I T N E S S E T H:

WHEREAS, Dryrock Funding desires to purchase, from time to time, certain Receivables (each capitalized term as hereinafter defined) existing or arising in designated credit card accounts of the Seller;

WHEREAS, the Seller desires to sell and assign, from time to time, certain Receivables to Dryrock Funding upon the terms and conditions hereinafter set forth;

WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by Dryrock Funding to the Trust under and in accordance with the terms of the Transfer Agreement in connection with the issuance of notes secured by the Receivables;

WHEREAS, the Seller agrees that all representations, warranties, covenants and agreements made by the Seller herein with respect to the Accounts and the Receivables shall be assigned by Dryrock Funding for the benefit of the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders;

WHEREAS, it is contemplated that this Agreement will define the contractual rights and responsibilities of the Seller and Dryrock Funding, including, but not limited to, representations and warranties, ongoing disclosure requirements and measures to avoid conflicts of interest;

WHEREAS, it is contemplated that this Agreement will provide authority for BBD to fulfill its duties and exercise its rights as the Seller under this Agreement separate and apart from its duties and rights as servicer, administrator or any other role or capacity which it shall assume in connection with the issuance of notes secured by the Receivables; and

WHEREAS, the Seller and Dryrock Funding agree to and do hereby amend and restate the Agreement to read in its entirety as set forth herein.

NOW, THEREFORE, it is hereby agreed by and between the Seller and Dryrock Funding as follows:

ARTICLE I

DEFINITIONS

Section 1.01      Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Account” means (a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto), and (c) each Related Account. The term “Account” shall exclude (i) any Deleted Account, (ii) any Removed Account and (iii) any

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Account all the Receivables of which are reassigned to the Seller pursuant to Section 6.01 or Section 6.02. Further, the term Account shall exclude any account in any private label credit card program unless such private label credit card program is designated as an Approved Portfolio pursuant to Section 2.04.

“Account Agreement” means, with respect to an Account or a Removed Account, the agreement by and between the Seller and any Person governing the terms and conditions of such Account or Removed Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Account Guidelines” means the established policies and procedures of the Seller, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of charge privileges to customers, and (b) relating to the maintenance of accounts and collection of receivables, in each case as such policies and procedures may be amended, restated, supplemented or otherwise modified from time to time.

“Addition Date” means, with respect to Additional Accounts, the date specified as such in the related Supplemental Conveyance.

“Additional Account” means each credit card account in any Approved Portfolio established pursuant to an Account Agreement by and between the Seller and any Person, which account is designated pursuant to Section 2.02 to be included as an Account and identified on an account schedule delivered to Dryrock Funding pursuant to Section 2.01 and Section 2.02, which shall supplement and amend the RPA Account Schedule.

“Affinity Counterparty” has the meaning specified in Section 6.03(a).

“Affinity Program” has the meaning specified in Section 6.03(a).

“Agreement” means this Amended and Restated Receivables Purchase Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Approved Portfolio” means (i) any credit card accounts included in a Non Co-branded Portfolio and (ii) any credit card accounts included in any of the following program portfolios: BJ’s Wholesale Club, Inc.; Apple, Inc.; Black Card, LLC; BlueGreen Corporation; Barnes & Noble, Inc.; Republic Airways Holdings, Inc.; Virgin America, Inc.; Miles & More International GmbH; L.L. Bean, Inc.; Priceline.com, Inc.; Princess Cruise Line, Ltd.; Affinity Group, Inc.; Seamiles, LLC and Carnival Cruise Lines, a subsidiary of Carnival PLC; and US Airways Group, Inc., and (iii) any credit card accounts included in any additional program portfolio that is designated as an Approved Portfolio pursuant to Section 2.04.

“BBD” has the meaning specified in the initial paragraph of this Agreement.

“Business Day” means (a) any day on which dealings in Dollars are carried on in the London interbank market, and (b) any day other than (x) a Saturday or Sunday or (y) a day on which banks in the State of Delaware, the State of New York, or such other State in which the principal executive offices of the Seller are located, are authorized or obligated by law, executive order or governmental decree to be closed.

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“Cash Advance Fees” means cash advance transaction fees and cash advance late fees, if any, as specified in any Account Agreement.

“Closing Date” means August 1, 2012.

“Collections” means all payments (including Insurance Proceeds, Interchange and Recoveries) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment.

“Conveyance” has the meaning specified in Section 2.01(a).

“Debtor Relief Laws” means (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

“Defaulted Receivables” means all Principal Receivables which are charged off as uncollectible in accordance with the Account Guidelines and the Servicer’s customary and usual servicing procedures for servicing receivables comparable to the Receivables.

“Deleted Account” means any Account or any Removed Account as to which there are no Receivables thereunder (including Receivables, such as Defaulted Receivables, that may generate Recoveries).

“Dryrock Funding” has the meaning specified in the initial paragraph of this Agreement.

“Dollars,” “$” or “U.S. $” means United States dollars.

“Early Amortization Event” has the meaning specified in the Transfer Agreement.

“Eligible Account” means each credit card account in any Approved Portfolio established pursuant to an Account Agreement by and between the Seller and any Person, which meets the following requirements as of the applicable Selection Date:

(a) is a credit card account in existence and maintained with the Seller;

(b) is payable in Dollars;

(c) has an Obligor who is not identified by the Seller in its computer files as being involved in a proceeding under any Debtor Relief Law;

(d) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address;

(e) has not been identified as an account with respect to which a related card has been lost or stolen;

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(f) has not been sold or in which a security interest has been granted by the Seller to any other party;

(g) does not have any receivables that have been sold or pledged by the Seller to any Person other than Dryrock Funding; and

(h) does not have any receivables that are Defaulted Receivables or that have been identified by the Seller as having been incurred as a result of the fraudulent use of a related credit card.

Notwithstanding the above requirements, Eligible Accounts may include accounts, the receivables of which are Defaulted Receivables, or which have been identified by the Seller in its computer files as canceled due to a related Obligor’s bankruptcy or insolvency, in each case as of the related Selection Date; provided, that (i) the balance of all receivables included in such accounts is reflected on the books and records of the Seller (and is treated for purposes of this Agreement) as “zero” and (ii) borrowing and charging privileges with respect to all such accounts have been canceled in accordance with the Account Guidelines applicable thereto and will not be reinstated by the Seller.

“Eligible Receivable” means each Receivable:

(a) which has arisen in an Eligible Account;

(b) which was created in compliance in all material respects with all Requirements of Law applicable to the Seller and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to the Seller, in either case, the failure to comply with which would have a material adverse effect on Dryrock Funding;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of its obligations under the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which, immediately prior to the sale of such Receivable to Dryrock Funding, the Seller has good and marketable title thereto, free and clear of all Liens;

(e) which has been the subject of a valid sale and assignment from the Seller to Dryrock Funding of all the Seller’s right, title and interest therein (including any proceeds thereof);

(f) which is the legal, valid and binding payment obligation of an Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g) which, at the time of the sale of such Receivable to Dryrock Funding, has not been waived or modified except as permitted in accordance with the Account Guidelines and which waiver or modification is reflected in the Seller’s computer file;

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(h) which, at the time of the sale of such Receivable to Dryrock Funding, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of an Obligor, other than defenses arising out of applicable Debtor Relief Laws;

(i) as to which, at the time of the sale of such Receivable to Dryrock Funding, the Seller has satisfied all its obligations required to be satisfied under the Account Agreement by such time;

(j) as to which, at the time of the sale of such Receivable to Dryrock Funding, the Seller has not taken any action which would impair, or omitted to take any action the omission of which would impair, in any material respect the rights of Dryrock Funding therein; and

(k) which constitutes an “account” as defined in Article 9 of the UCC as then in effect in any jurisdiction where the filing of a financing statement is then required to perfect Dryrock Funding’s interest in such Receivable and the proceeds thereof.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“FDIC Rule” means 12 C.F.R. §360.6, as it may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or the FDIC’s staff from time to time, and any successor thereto.

“Finance Charge Receivables” means all amounts billed to the Obligors on any Account or any Removed Account in respect of (a) all Periodic Rate Finance Charges, (b) Cash Advance Fees, (c) annual membership fees and annual service charges, (d) Late Fees, (e) Overlimit Fees, and (f) all other incidental and miscellaneous fees and charges with respect to the Accounts or the Removed Accounts.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indenture” means the Amended and Restated Indenture, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and between the Trust, as issuer, and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means U.S. Bank National Association, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Initial Account” means each credit card account in any Approved Portfolio established pursuant to an Account Agreement by and between the Seller and any Person, which account is identified in the RPA Account Schedule delivered to Dryrock Funding on the Closing Date by the Seller pursuant to Section 2.01(e).

“Insolvency Event” has the meaning specified in Section 8.02.

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“Insurance Proceeds” means any amounts received pursuant to the payment of benefits under any credit life insurance policies, credit disability insurance policies or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account or Removed Account.

“Interchange” means all interchange fees or issuer rate fees payable to the Seller, in its capacity as credit card issuer, through VISA USA, Inc.®, MasterCard International Incorporated®, American Express Company® or any similar entity in connection with cardholder charges for goods or services.

“Late Fees” has the meaning specified in any Account Agreement for late fees or similar terms.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing.

“Non Co-branded Portfolio” means credit card accounts issued by BBD, or an affiliate of BBD, which (i) bear either the Barclays, Barclaycard, or Juniper brand and not the brand of any other financial or non-financial organization and (ii) the value proposition and rewards structure of which is not directly tied to or affiliated with an external brand or loyalty program.

“Note Rating Agency” means the nationally recognized statistical rating organization or organizations, if any, selected by Dryrock Funding to rate any securities issued by the Trust.

“Note Rating Agency Condition” means, with respect to any action subject to such condition, (i) that each Note Rating Agency shall have notified the Seller in writing that the proposed action will not result in a reduction or withdrawal of its ratings on any outstanding notes of any series or (ii) if at such time the Note Rating Agency has informed the Seller that such Note Rating Agency does not provide such written notifications for transactions of this type, then as to such Note Rating Agency the Seller shall deliver written notice of the proposed action to such Note Rating Agency or Note Rating Agencies at least 10 Business Days prior to the effective date of such action (or such shorter notice period if specified in this Agreement with respect to any specific action, or if 10 Business Days prior notice is impractical, such advance notice as is practicable).

“Noteholder” means the holder of a note issued pursuant to the Indenture.

“Obligor” means, with respect to any Account or any Removed Account, the Person or Persons obligated to make payments with respect to such Account or Removed Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” means a certificate delivered to Dryrock Funding signed by any authorized officer of the Seller and which states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by

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or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer’s knowledge.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Overlimit Fees” has the meaning specified in the Account Agreement for overlimit fees or similar terms if such fees are provided for in the Account Agreement.

“Periodic Rate Finance Charges” has the meaning specified in any Account Agreement for finance charges (due to periodic rate) or similar terms.

“Person” means any person or entity, including any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity of any nature, whether or not a legal entity.

“Principal Receivables” means all Receivables other than Finance Charge Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts or the Removed Accounts, as applicable, on such day.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Price” has the meaning specified in Section 3.01(a).

“Purchase Price Adjustment” has the meaning specified in Section 3.02.

“Purchase Price Payment Date” has the meaning specified in Section 3.01(c).

“Purchased Assets” has the meaning specified in Section 2.01(a).

“Receivables” means all amounts shown on the Seller’s records as amounts payable by an Obligor on any Account or any Removed Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables.

“Recoveries” means all amounts received with respect to Receivables which have previously been charged off.

“Related Account” means an Account in any Approved Portfolio or a Removed Account with respect to which a new account number has been issued by the Seller (a) in compliance with the Account Guidelines and the related Account Agreement, (b) to the same Obligor or Obligors of such Account or Removed Account, and (c) (i) as a result of the credit card with respect to such Account or Removed Account being lost or stolen; (ii) as a result of the related Obligor requesting a change in his or her billing cycle; (iii) as a result of the related Obligor requesting the discontinuance of responsibility with respect to such Account or Removed Account; (iv) as a result of the related Obligor requesting a product change; (v) as a result of the fraudulent use of the credit card with respect to such Account or Removed Account; or (vi) for any other reasons permitted by the Account Guidelines; provided, that such Account or Removed Account can be traced or identified by reference to or by way of the code

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designation in the securitization field of such Account or Removed Account, which code designation is contained in the computer or other records of the Seller used to generate the RPA Account Schedule.

“Removal Date” means the date on which an Account becomes a Removed Account.

“Removed Accounts” has the meaning specified in Section 2.03(a).

“Representative Sample of Receivables” means a pool of credit card receivables existing in accounts designated by the Seller, which receivables meet the definition of Eligible Receivables and otherwise have similar characteristics as the Receivables sold to Dryrock Funding.

“Requirements of Law” means any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation or formation and by-laws or other organizational or governing documents of such Person.

“RPA Account Schedule” means a true and complete list, identified as the RPA Account Schedule, of Accounts and Removed Accounts, identified by account number and setting forth by supplement, with respect to each Account and each Removed Account, as applicable, the aggregate amount outstanding in such Account or such Removed Account (a) on the Closing Date (for the RPA Account Schedule delivered on the Closing Date), and (b) on the applicable Addition Date (for any account schedule delivered on an Addition Date or any supplement to such account schedule delivered on or prior to the second Business Day following an Addition Date, in each case which shall supplement and amend the RPA Account Schedule). The RPA Account Schedule may be part of a more comprehensive account schedule of the Accounts.

“Revolving Credit Agreement” means the Third Amended and Restated Revolving Credit Agreement, dated as of August 1, 2012, as amended and restated as of October 5, 2012, December 21, 2012 and December 17, 2013, by and between Dryrock Funding and the Seller, as amended, restated, supplemented or otherwise modified from time to time.

“Selection Date” means (a) with respect to each Initial Account, the close of business on the date that is three (3) Business Days prior to the Closing Date, and (b) with respect to each Additional Account, the close of business on the date specified as such in the related Supplemental Conveyance.

“Seller” has the meaning specified in the initial paragraph of this Agreement.

“Servicer” means the entity acting as Servicer under the Servicing Agreement.

“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and among Dryrock Funding, the Seller, as Servicer and as Administrator, the Trust, and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

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“Stop Date” has the meaning specified in Section 2.03(a).

“Supplemental Conveyance” has the meaning specified in Section 2.02(b)(vii).

“Transfer Agreement” means the Amended and Restated Transfer Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and among Dryrock Funding, the Trust, and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Transfer Restriction Event” means that the Seller is unable for any reason to transfer Receivables to Dryrock Funding in accordance with the provisions of this Agreement, including by reason of the application of the provisions in Section 8.02 or any order of any Governmental Authority.

“Trust” means the Barclays Dryrock Issuance Trust, a Delaware statutory trust.

“Trust Agreement” means the Second Amended and Restated Trust Agreement of the Trust, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and between Dryrock Funding and the Owner Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

Section 1.02      Other Definitional Provisions.

(a)                The terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Agreement, include the plural as well as the singular and are applicable to the masculine as well as the feminine and neuter genders of such terms.

(b)               All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)                As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not otherwise defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(d)               Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(e)                The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular

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provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.” Unless the context otherwise requires, terms used herein that are defined in the New York UCC and not otherwise defined herein shall have the meanings set forth in the New York UCC.

[END OF ARTICLE I]

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ARTICLE II

PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01      Purchase.

(a)                In consideration of the payment of the Purchase Price as provided herein, the Seller does hereby sell, transfer, assign, set over and otherwise convey to Dryrock Funding (collectively, the “Conveyance”), without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Receivables existing at the opening of business on the Closing Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts with respect to such Initial Accounts) and thereafter created and arising from time to time in the Initial Accounts (unless such Initial Account has become a Removed Account), (ii) the Receivables existing at the opening of business on each applicable Addition Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts) and thereafter created and arising from time to time in the Additional Accounts (unless such Additional Account has become a Removed Account), (iii) all Collections, Insurance Proceeds, Interchange and Recoveries on or allocable to such Receivables, (iv) all monies due or to become due with respect to the foregoing, (v) all amounts received with respect to all of the foregoing, and (vi) all proceeds thereof (collectively, the “Purchased Assets”). Each Account and each Removed Account will continue to be owned by the Seller and will not be a Purchased Asset.

(b)               The Receivables existing in the Initial Accounts on the Closing Date, and the related Purchased Assets, shall be sold by the Seller and purchased by Dryrock Funding on the Closing Date. Receivables arising after the Closing Date in the Initial Accounts (unless such Initial Account has become a Removed Account) and the related Purchased Assets shall be sold by the Seller and purchased by Dryrock Funding on the date such Receivables are recorded in the Seller’s system of records. The Receivables existing in Additional Accounts on the related Addition Date, and the related Purchased Assets, shall be sold by the Seller and purchased by Dryrock Funding on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts (unless such Additional Account has become a Removed Account) and the related Purchased Assets will be sold by the Seller and purchased by Dryrock Funding on the date such Receivables are recorded on the Seller’s system of records.

(c)                The Seller shall file, at its own expense, all financing statements (and amendments to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection and priority of, the Conveyance of such Purchased Assets to Dryrock Funding, and shall deliver file-stamped copies of each such financing statement or amendment or other evidence of such filing to Dryrock Funding as soon as is practicable on or after (i) the Closing Date, in the case of the Purchased Assets relating to the Initial Accounts and, (ii) if such additional filing is necessary, the applicable Addition Date, in the case of Purchased Assets relating to Additional Accounts.

(d)               The Seller shall, at its own expense, on or prior to (i) the Closing Date, in the case of Initial Accounts, and (ii) the applicable Addition Date, in the case of Additional Accounts, indicate in its books and records (including its computer files) that Receivables created in connection with such Initial Accounts and such Additional Accounts and the related Purchased Assets have been sold to Dryrock Funding. The Seller shall indicate the sale of Receivables to

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Dryrock Funding in its computer files by (x) including as the first three characters in the securitization field of such computer files the code “DRY” and (y) including immediately thereafter (A) in the case of the Initial Accounts the code “000” and (B) in the case of the Additional Accounts the code “001-900.” With respect to Removed Accounts, on the applicable Removal Date, the Seller shall indicate in the appropriate computer files that Receivables reassigned in connection with such Removed Accounts have been conveyed to Dryrock Funding or its designee in accordance with Section 2.12 of the Transfer Agreement by replacing the existing code in the securitization field of such computer files with “DRY 901-999.” The Seller shall not alter the code referenced in clause (x) of this paragraph with respect to any Account or any Removed Account during the term of this Agreement unless and until (A) such Account or Removed Account becomes a Deleted Account or (B) the Seller has taken such action as is necessary or advisable to cause the interest of Dryrock Funding in the Purchased Assets to continue to be perfected and of first priority.

(e)                The Seller shall, at its own expense, on or prior to the Closing Date deliver to Dryrock Funding a RPA Account Schedule, which shall be supplemented and amended by the Seller on or prior to each Addition Date to include any new Additional Accounts. Such RPA Account Schedule shall specify that the Receivables arising in each such Account, and with respect to Removed Accounts the Receivables arising in such account prior to the Stop Date, have been sold to Dryrock Funding. The RPA Account Schedule, as supplemented and amended, shall be incorporated into and made a part of this Agreement. The RPA Account Schedule shall be updated by the Seller not less frequently than monthly, beginning August 2012, to include any new Related Accounts.

(f)                The parties to this Agreement intend that the conveyance of the Seller’s right, title and interest in, to and under the Purchased Assets pursuant to this Agreement shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from the Seller to Dryrock Funding. It is the intention of the parties to this Agreement that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties to this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to Dryrock Funding a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit and letter-of-credit rights consisting of, arising from or related to the Purchased Assets, and all proceeds thereof, to secure the Seller’s obligations hereunder.

Section 2.02      Addition of Additional Accounts.

(a)                If (i) Dryrock Funding is required, pursuant to Section 2.11(a) of the Transfer Agreement, to designate additional accounts to the Trust, or (ii) Dryrock Funding elects, pursuant to Section 2.11(b) of the Transfer Agreement, to designate additional accounts to the Trust, then in either case Dryrock Funding shall give written notice thereof to the Seller; provided, however, that such notice shall be provided on or before the third Business Day immediately preceding the date on which the Seller is being asked to designate additional accounts. Upon receipt of such notice and on or prior to such date on which the Seller is being

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asked to designate additional accounts, the Seller shall designate, to the extent it has such accounts, sufficient Eligible Accounts as Additional Accounts and shall sell to Dryrock Funding the Purchased Assets related to such Additional Accounts. In addition, at its option and with the consent of Dryrock Funding, the Seller may designate Eligible Accounts as Additional Accounts and sell to Dryrock Funding the Purchased Assets related to such Additional Accounts.

(b)               On the Addition Date such designated Additional Accounts shall become Accounts, and Dryrock Funding shall purchase the Seller’s right, title and interest in, to and under the Receivables in such Additional Accounts and the related Purchased Assets as provided in Section 2.01, subject to the satisfaction of the following conditions on such Addition Date:

(i)                 as of the applicable Selection Date, each Additional Account is an Eligible Account;

(ii)               the Seller shall have delivered to Dryrock Funding file-stamped copies of all financing statements (and amendments with respect to such financing statements when applicable) covering such Additional Accounts, if necessary to perfect Dryrock Funding’s interest in the Receivables arising therein and the related Purchased Assets;

(iii)             as of the Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the sale of the Receivables arising in the Additional Accounts and the related Purchased Assets to Dryrock Funding have been made in contemplation of the occurrence thereof;

(iv)             such designation of Additional Accounts will not, in the reasonable belief of the Seller, have a material adverse effect on Dryrock Funding;

(v)               the Seller shall have delivered to Dryrock Funding an Officer’s Certificate of the Seller, dated the Addition Date, confirming, to the extent applicable and in the Seller’s reasonable belief, the items set forth in clauses (i) through (iv) above;

(vi)             the Seller shall have indicated in its computer files that Receivables created in connection with such Additional Accounts and the related Purchased Assets have been sold to Dryrock Funding and shall have delivered to Dryrock Funding an account schedule with respect to such Additional Accounts in accordance with Section 2.01(e) which shall supplement and amend the RPA Account Schedule; and

(vii)           the Seller and Dryrock Funding shall have entered into a duly executed, written assignment with respect to such Additional Accounts, substantially in the form of Exhibit A (a “Supplemental Conveyance”).

Section 2.03      Removal and Deletion of Accounts and Removed Accounts.

(a)                If Dryrock Funding elects, pursuant to Section 2.12(a) of the Transfer Agreement, to cause the reassignment to it or its designee of all of the right, title and interest of the Indenture Trustee and the Trust in, to and under the Receivables then existing and thereafter created, all Collections, Insurance Proceeds, Interchange and Recoveries on or allocable to such Receivables, all monies due or to become due with respect to all of the foregoing, all amounts received with respect to all of the foregoing, and all proceeds thereof (the “Removed Accounts”), Dryrock Funding shall give written notice thereof to the Seller. Notwithstanding anything in this

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Agreement to the contrary, if an Account becomes a Removed Account, then the Seller shall stop selling to Dryrock Funding Principal Receivables arising in such Removed Account effective on the Business Day (the “Stop Date”) after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to Dryrock Funding of additional Principal Receivables arising in such Removed Accounts, Principal Receivables sold to Dryrock Funding prior to the Stop Date, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Principal Receivables or such Finance Charge Receivables, and Interchange allocable to the foregoing shall continue to be property of Dryrock Funding. To the extent that it is not clear to the Seller whether Collections relate to a Receivable that was sold to Dryrock Funding or to a receivable that the Seller did not sell to Dryrock Funding, the Seller shall allocate payments on such Removed Accounts in the aggregate with respect to the principal balance of such Removed Accounts first to the oldest principal balances of such Removed Accounts.

(b)               On and after the Stop Date for a Removed Account, the Seller may mark its books and records to indicate that such account is a Removed Account.

(c)                Once an Account or a Removed Account becomes a Deleted Account, the Seller shall delete such Deleted Account from the RPA Account Schedule and, upon such deletion, shall indicate in its computer files that such Deleted Account is no longer an Account or a Removed Account.

Section 2.04      Additional Approved Portfolios; Portfolio Limits.

(a)                The Seller may from time to time designate additional portfolios of accounts as “Approved Portfolios” if the Note Rating Agency Condition is satisfied with respect to the designation of such portfolios.

(b)               With respect to any Non Co-branded Portfolio, (i) as of the Closing Date, in the case of the Initial Accounts, the aggregate principal balance of Receivables from accounts relating to any Non Co-branded Portfolio shall not be in excess of 10% of the aggregate principal balance of Receivables of such Initial Accounts conveyed to the Dryrock Funding on the Closing Date, and (ii) as of each Addition Date in the case of Additional Accounts, the aggregate principal balance of Receivables from accounts relating to any Non Co-branded Portfolio shall not be in excess of 10% (or such greater percentage as determined by the Seller upon satisfaction of the Note Rating Agency Condition) of the aggregate principal balance of Receivables of such Additional Accounts conveyed to Dryrock Funding on such Addition Date.

(c)                If Accounts are designated as Removed Accounts pursuant to Section 2.12(d) of the Transfer Agreement, as such section is in effect on the Closing Date, and such designation results in the aggregate principal balance of Receivables held by the Trust that are in Accounts relating to any Non Co-branded Portfolio to be in excess of 10% of the aggregate principal balance of Receivables held by the Trust as of such Removal Date, then the Seller shall, on or before the first Business Day of the second calendar month following such Removal Date, designate pursuant to Section 2.02 Additional Accounts that do not relate to a Non Co-branded Portfolio (to the extent it has such accounts that can be so designated), in an amount such that following the sale of the Receivables in such Additional Accounts by the Seller to Dryrock Funding, the aggregate principal balance of Receivables held by the Trust that arose in Accounts relating to any Non Co-branded Portfolio is not in excess of 10% of the aggregate principal

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balance of Receivables held by the Trust; provided, however, that no such designation of Additional Account shall be required if, as of the close of business on any day after such Removal Date and prior to the first Business Day of the second calendar month following such Removal Date, (i) the aggregate principal balance of Receivables held by the Trust that arose in Accounts relating to any Non Co-branded Portfolio is not in excess of 10% of the aggregate principal balance of Receivables in the Trust, or (ii) Dryrock Funding receives confirmation that the Note Rating Agency Condition is satisfied.

[END OF ARTICLE II]

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ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01      Purchase Price.

(a)                Dryrock Funding shall pay to the Seller each purchase price described in this Article III (a “Purchase Price”) in return for the Principal Receivables, the related Finance Charge Receivables and the other related Purchased Assets. Notwithstanding any other provision of this Agreement, the Seller is not obligated to sell Principal Receivables, the related Finance Charge Receivables and the other Purchased Assets, to Dryrock Funding to the extent that Dryrock Funding does not pay the Seller the related Purchase Price.

(b)               The Purchase Price for the Principal Receivables, the Finance Charge Receivables and the other Purchased Assets relating to each Initial Account that exist on the Closing Date, is an amount equal to the fair market value of those Principal Receivables, Finance Charge Receivables and other Purchased Assets. This Purchase Price is payable by Dryrock Funding to the Seller in immediately available funds, including funds obtained under the Revolving Credit Agreement, no later than the second Business Day following the Closing Date.

(c)                The Purchase Price for the Principal Receivables in each Initial Account that arise after the Closing Date, and the related Finance Charge Receivables and other related Purchased Assets, is an amount equal to 100% of the aggregate balance of such Principal Receivables, adjusted to reflect such factors as the Seller and Dryrock Funding each acting in good faith mutually agree will result in a Purchase Price determined to be the fair market value of those Principal Receivables, Finance Charge Receivables and other Purchased Assets. This Purchase Price is payable by Dryrock Funding to the Seller in immediately available funds, including funds obtained under the Revolving Credit Agreement, on each date (a “Purchase Price Payment Date”) mutually selected by the Seller and Dryrock Funding, but the Purchase Price Payment Date for any Principal Receivable, the related Finance Charge Receivables and other related Purchased Assets shall not be later than the second Business Day following the date on which that Principal Receivable is recorded on the Seller’s system of records.

(d)               The Purchase Price for the Principal Receivables, the Finance Charge Receivables and the other Purchased Assets relating to each Additional Account, that exist on the related Addition Date, is an amount equal to the fair market value of those Principal Receivables, Finance Charge Receivables and other Purchased Assets. This Purchase Price is payable by Dryrock Funding to the Seller in immediately available funds, including funds obtained under the Revolving Credit Agreement, no later than the second Business Day following such Addition Date.

(e)                The Purchase Price for the Principal Receivables in each Additional Account that arise after the Addition Date, and the related Finance Charge Receivables and other related Purchased Assets, is an amount equal to 100% of the aggregate balance of such Principal Receivables, adjusted to reflect such factors as the Seller and Dryrock Funding each acting in good faith mutually agree will result in a Purchase Price determined to be the fair market value of those Principal Receivables, Finance Charge Receivables and other Purchased Assets. This Purchase Price is payable by Dryrock Funding to the Seller in immediately available funds, including funds obtained under the Revolving Credit Agreement, on the Purchase Price Payment

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Date mutually selected by the Seller and Dryrock Funding, but the Purchase Price Payment Date for any Principal Receivable, the related Finance Charge Receivables and other Purchased Assets shall not be later than the second Business Day following the date on which that Principal Receivable is recorded on the Seller’s system of records.

Section 3.02      Adjustments to Purchase Price. The Purchase Price shall be reduced on the Purchase Price Payment Date (a “Purchase Price Adjustment”) for any Receivable previously conveyed to Dryrock Funding by the Seller that is reduced by the Seller or the Servicer because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or if the Seller or the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible. The amount of such reduction shall equal the reduction in the principal balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this Section 3.02 causes the Purchase Price to be a negative number, the Seller agrees that, on the Purchase Price Payment Date, the Seller shall pay or cause to be paid to Dryrock Funding an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price.

Section 3.03      Use of Name, Logo and Marks. The Seller does hereby grant to Dryrock Funding a non-exclusive license to use the name “Barclays Bank Delaware” and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of this Agreement.

[END OF ARTICLE III]

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01      Representations and Warranties of the Seller Relating to the Seller.

(a)                Representations and Warranties. The Seller hereby represents and warrants to, and agrees with, Dryrock Funding as of the Closing Date and on each Addition Date, that:

(i)                 Organization and Good Standing. The Seller is a banking corporation validly existing in good standing under the applicable laws of the jurisdiction of its incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

(ii)               Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign corporation or other entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of the Seller to perform its obligations under this Agreement.

(iii)             Due Authorization. The execution and delivery by the Seller of this Agreement and any other document or instrument delivered by the Seller pursuant hereto, including any Supplemental Conveyance, to which the Seller is a party and the consummation by the Seller of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

(iv)             No Conflict or Violation. The execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms of this Agreement applicable to the Seller, will not conflict with or violate any Requirements of Law applicable to the Seller or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

(v)               No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Seller, threatened, against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, or (iv) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the validity or enforceability of this Agreement.

(vi)             All Consents. All authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained,

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effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement and the performance by the Seller of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

(vii)           Insolvency. No Insolvency Event with respect to the Seller has occurred, and the Seller entered into this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, in the ordinary course of business, not in contemplation of insolvency and not with the intent to hinder, delay or defraud itself or its creditors. This Agreement and the transactions contemplated hereby are arm’s length, bona fide transactions.

(viii)         Approval. This Agreement and each Supplemental Conveyance have each been approved by either the board of directors of the Seller or by the assets and liability committee of the Seller and such approvals are reflected in the minutes of such board or committee. This Agreement and each Supplemental Conveyance have been, continuously, from the time of execution, in the official record of the Seller. The RPA Account Schedule has been, continuously from the Closing Date, in the official record of the Seller.

(b)               Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the sale of the Purchased Assets to Dryrock Funding. Upon discovery by the Seller or Dryrock Funding of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Servicer, the Owner Trustee and the Indenture Trustee following such discovery.

Section 4.02      Representations and Warranties of the Seller Relating to this Agreement and the Receivables.

(a)                Representations and Warranties. The Seller hereby represents and warrants to Dryrock Funding as of the Closing Date with respect to the Initial Accounts (and the Receivables arising therein) and as of each Addition Date with respect to the related Additional Accounts (and the Receivables arising therein), that:

(i)                 each of this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

(ii)               (A) as of the Closing Date with respect to the Initial Accounts (and the Receivables arising thereunder), the RPA Account Schedule is an accurate and complete listing in all material respects of all the Accounts as of such date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such date, and (B) as of the date of its delivery, the account schedule and any supplement related thereto delivered with respect to Additional Accounts (and the Receivables arising thereunder), incorporated into the Supplemental Conveyance which supplements and amends the RPA Account Schedule, is an accurate and complete listing in all material respects of all the Additional Accounts as of such date, and the information contained therein with respect to the identity of such Additional Accounts and the Receivables existing thereunder is true and correct in all material respects as of such date;

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(iii)             each Receivable conveyed to Dryrock Funding has been conveyed to Dryrock Funding free and clear of any Lien;

(iv)             all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of Receivables to Dryrock Funding have been duly obtained, effected or given and are in full force and effect;

(v)               this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, constitutes a valid sale to Dryrock Funding of all right, title and interest of the Seller in the Purchased Assets, and such sale is perfected and of first priority under the UCC;

(vi)             the Seller has or will cause, as applicable, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Purchased Assets granted to Dryrock Funding under this Agreement and upon filing of all such appropriate financing statements, Dryrock Funding will have a first priority perfected security interest in such property;

(vii)           on the applicable Selection Date, each such Account is an Eligible Account;

(viii)         on the applicable Selection Date, each Receivable related to such Account on such date and sold to Dryrock Funding by the Seller is an Eligible Receivable;

(ix)             as of the date of the creation of any new Receivable sold to Dryrock Funding by the Seller, such Receivable is an Eligible Receivable;

(x)               no selection procedures believed by the Seller to be materially adverse to the interests of Dryrock Funding or its transferees have been used in selecting such Accounts; and

(xi)             the Seller received adequate consideration for each Receivable conveyed to Dryrock Funding.

(b)               Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale of the Purchased Assets to Dryrock Funding. Upon discovery by either the Seller or Dryrock Funding of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give prompt written notice to the other party, the Servicer, the Owner Trustee and the Indenture Trustee following such discovery. The Seller hereby acknowledges that Dryrock Funding intends to rely on the representations hereunder in connection with representations made by Dryrock Funding to secured parties, assignees or subsequent transferees, including in connection with transfers made by Dryrock Funding to the Trust pursuant to the Transfer Agreement and the grant of a security interest by the Trust to the Indenture Trustee pursuant to the Indenture, and the Seller hereby consents to such reliance.

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Section 4.03  Representations and Warranties of Dryrock Funding. As of the Closing Date and each Addition Date, Dryrock Funding hereby represents and warrants to, and agrees with, the Seller that:

(a)                Organization and Good Standing. Dryrock Funding is a limited liability company validly existing in good standing under the applicable laws of its jurisdiction of organization, and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

(b)               Due Qualification. Dryrock Funding is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of Dryrock Funding to perform its obligations under this Agreement.

(c)                Due Authorization. The execution and delivery by Dryrock Funding of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which Dryrock Funding is a party, and the consummation by Dryrock Funding of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by Dryrock Funding by all necessary company action on the part of Dryrock Funding.

(d)               No Conflict or Violation. The execution and delivery by Dryrock Funding of this Agreement, the performance by Dryrock Funding of the transactions contemplated by this Agreement and the fulfillment by Dryrock Funding of the terms of this Agreement applicable to Dryrock Funding, will not conflict with or violate any Requirements of Law applicable to Dryrock Funding or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Dryrock Funding is a party or by which it or any of its properties are bound.

(e)                No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of Dryrock Funding, threatened, against Dryrock Funding, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Dryrock Funding, would materially and adversely affect the performance by Dryrock Funding of its obligations under this Agreement, or (iv) seeking any determination or ruling that, in the reasonable judgment of Dryrock Funding, would materially and adversely affect the validity or enforceability of this Agreement.

(f)                All Consents. All authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Dryrock Funding in connection with the execution and delivery by Dryrock Funding of this Agreement and the performance by Dryrock Funding of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

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The representations and warranties set forth in this Section 4.03 shall survive the sale of the Purchased Assets to Dryrock Funding. Upon discovery by the Seller or Dryrock Funding of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Servicer, the Owner Trustee and the Indenture Trustee following such discovery.

[END OF ARTICLE IV]

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ARTICLE V

COVENANTS

Section 5.01      Covenants of the Seller. The Seller hereby covenants and agrees with Dryrock Funding as follows:

(a)                Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account or a Removed Account, the Seller will take no action to cause any Receivable sold to Dryrock Funding hereunder to be evidenced by any instrument or chattel paper (as defined in the UCC), and if any Receivable is so evidenced as a result of any action by the Seller, it shall be deemed to be a Receivable described in Section 6.01(a) and shall be reassigned to Seller in accordance with Section 6.01(b).

(b)               Security Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with Dryrock Funding’s ownership of, the Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien arising through or under the Seller on any Purchased Asset or any interest therein, and the Seller shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of Dryrock Funding in, to and under the Purchased Assets against all claims of third parties claiming through or under the Seller.

(c)                Account Allocations. If a Transfer Restriction Event occurs, the Seller agrees (except as prohibited by any order of any Governmental Authority or any Requirement of Law) to allocate and pay to Dryrock Funding, after the date of such Transfer Restriction Event, all Collections with respect to Receivables previously sold to Dryrock Funding. To the extent that it is not clear to the Seller whether collections relate to a Receivable that was sold to Dryrock Funding or to a receivable that the Seller is unable to sell to Dryrock Funding, the Seller agrees that it shall allocate payments on such Accounts or Removed Accounts, as applicable, in the aggregate with respect to the principal balance of such Accounts or Removed Accounts first to the oldest principal balances of such Accounts or Removed Accounts. Notwithstanding any cessation of the sale to Dryrock Funding of additional Principal Receivables, Principal Receivables sold to Dryrock Funding prior to the occurrence of the Transfer Restriction Event, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Principals Receivables and such Finance Charge Receivables, and Interchange allocable to the foregoing shall continue to be property of Dryrock Funding.

(d)               Delivery of Collections. In the event that the Seller receives Collections or any other amounts in respect of the Purchased Assets sold to Dryrock Funding hereunder, the Seller agrees to pay to Dryrock Funding (or to the Servicer or the Indenture Trustee if Dryrock Funding so directs) all such Collections and other amounts promptly after receipt thereof.

(e)                Notice of Liens. The Seller shall notify Dryrock Funding promptly after becoming aware of any Lien arising through or under the Seller on any Purchased Asset other than the conveyances hereunder.

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(f)                Interchange. On each Business Day, the Seller shall pay to Dryrock Funding, in immediately available funds, the amount of Interchange allocable to the Receivables sold to Dryrock Funding hereunder.

(g)               Documentation of Transfer. The Seller shall timely file in all appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection and the priority of the sale of the Purchased Assets to Dryrock Funding.

(h)               Periodic Rate Finance Charges. Except (i) as otherwise required by any Requirements of Law or (ii) as is deemed by the Seller to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to such credit card business or such program, the Seller shall not at any time reduce the annual percentage rate of the Periodic Rate Finance Charges assessed on the Receivables or take any other action with respect to any of the Accounts or Removed Accounts if such reduction is not also applied to any comparable segment of credit card accounts owned by the Seller which have characteristics the same as or substantially similar to such Accounts or Removed Accounts that are subject to such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Seller and an unrelated third party or by the terms of the Account Agreements.

(i)                 Account Agreements and Guidelines. Subject to compliance with all Requirements of Law and Section 5.01(h) above, the Seller may affect or permit a change to the terms and provisions of the Account Agreements or the Account Guidelines in any respect (including the calculation of the amount, or the timing, of charge-offs and other fees to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by Section 5.01(h) above, the Seller will not take any action with respect to any Account Agreement or such Account Guidelines, which at the time of such action, the Seller reasonably believes will have a material adverse effect on Dryrock Funding.

(j)                 Name and Type and Jurisdiction of Organization. The Seller shall not change its name, its type or jurisdiction of organization or its organization identification number without previously having delivered to Dryrock Funding an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the perfected security interest of Dryrock Funding in the Purchased Assets.

(k)               Annual Opinion. On or before March 31st of each calendar year, commencing March 31, 2013, the Seller shall deliver to Dryrock Funding, with a copy to the Indenture Trustee, an opinion of counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings is then necessary to perfect the security interest of Dryrock Funding in the Purchased Assets, and (ii) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings will be necessary prior to March 31st of the next calendar year to perfect the security interest of Dryrock Funding in the Purchased Assets or stating what such filings will be necessary prior to such March 31st.

(l)                 Records. The Seller will maintain this Agreement and each Supplemental Conveyance, continuously, from the time of execution, in the official record of the Seller. The

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Seller will maintain the RPA Account Schedule, continuously from the Closing Date, in the official record of the Seller.

[END OF ARTICLE V]

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ARTICLE VI

REPURCHASE OBLIGATION

Section 6.01      Reassignment of Ineligible Receivables.

(a)                In the event any representation or warranty under Section 4.02(a)(ii), (iii), (iv), (vii), (viii), (ix) or (x) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach Dryrock Funding is required under Section 2.6 of the Transfer Agreement to accept reassignment of such Receivables previously sold by the Seller to Dryrock Funding pursuant to this Agreement, the Seller shall accept reassignment of such Receivables on the terms and conditions set forth in Section 6.01(b).

(b)               The Seller shall accept reassignment of any Receivables described in Section 6.01(a) from Dryrock Funding on the date on which such Receivables are reassigned to Dryrock Funding pursuant to Section 2.6 of the Transfer Agreement, and shall pay for such reassigned Receivables by paying to Dryrock Funding in immediately available funds an amount equal to the unpaid principal balance of such Receivables. Upon reassignment of such Receivables, Dryrock Funding shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of Dryrock Funding in, to and under such Receivables, all Collections, Insurance Proceeds, Interchange and Recoveries on or allocable to such Receivables, all monies due or to become due with respect to the foregoing, all amounts received with respect to all of the foregoing, and all proceeds thereof, and the Seller shall amend and update the RPA Account Schedule accordingly to reflect that such account is a Deleted Account. Dryrock Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables and other property pursuant to this Section 6.01.

Section 6.02      Reassignment of Other Receivables.

(a)                In the event any representation or warranty set forth in Section 4.01(a)(i) or (iii) or Section 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach Dryrock Funding is required under Section 2.7 of the Transfer Agreement to accept a reassignment of all of the Receivables previously sold by the Seller to Dryrock Funding pursuant to this Agreement, the Seller shall accept a reassignment of such Receivables on the terms and conditions set forth in Section 6.02(b).

(b)               The Seller shall accept reassignment of any Receivables described in Section 6.02(a) from Dryrock Funding on the date on which such Receivables are reassigned to Dryrock Funding, and shall pay for such reassigned Receivables by paying to Dryrock Funding in immediately available funds an amount equal to the unpaid principal balance of such Receivables. Upon reassignment of such Receivables, Dryrock Funding shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of Dryrock Funding in, to and under such Receivables, all Collections, Insurance Proceeds, Interchange and Recoveries on or allocable to such Receivables, all monies due or to become due with respect to the foregoing, all

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amounts received with respect to all of the foregoing, and all proceeds thereof, and the Seller shall amend and update the RPA Account Schedule accordingly to reflect that such account is a Deleted Account. Dryrock Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables and other property pursuant to this Section 6.02(b).

Section 6.03      Reassignment of Terminated Co-branding Agreement Receivables.

(a)                If an affinity agreement, private label agreement, merchant agreement, co-branding agreement or other program (each, an “Affinity Program”) that is co-owned, operated or promoted by the Seller for the benefit of a third party (each, an “Affinity Counterparty”) terminates in accordance with its terms, or Accounts must be removed due to other circumstances caused by requirements of an Affinity Program in which the right to require such Accounts to be removed is determined by an Affinity Counterparty or its designee (other than the Seller, Dryrock Funding or any affiliate or agent of the Seller or Dryrock Funding), then the Seller shall repurchase from Dryrock Funding all Receivables in the related Accounts. The Seller shall resell such repurchased Receivables to the Affinity Counterparty or its designee (other than the Seller, Dryrock Funding or any affiliate or agent of the Seller or Dryrock Funding) within 30 days of the repurchase from Dryrock Funding. The price at which the Seller repurchases such Receivables shall be equal to the price at which the Seller resells such Receivables to the Affinity Counterparty or its designee, so that the Seller does not realize a gain or a loss as the result of such repurchase and resale.

(b)               The Seller shall pay the repurchase price for Receivables repurchased pursuant to Section 6.03(a) by paying the equivalent of such amount to Dryrock Funding in immediately available funds. Upon receipt of such amount by Dryrock Funding or its transferee, Dryrock Funding shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of Dryrock Funding in, to and under such Receivables, all Collections, Insurance Proceeds, Interchange and Recoveries on or allocable to such Receivables, all monies due or to become due with respect to the foregoing, all amounts received with respect to all of the foregoing, and all proceeds thereof, and the Seller shall amend and update the RPA Account Schedule accordingly to reflect that such account is a Deleted Account. Dryrock Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables and other property pursuant to this Section 6.03.

[END OF ARTICLE VI]

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ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01      Conditions to Dryrock Funding’s Obligations Regarding Initial Receivables. The obligations of Dryrock Funding to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a)                all representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

(b)               all information concerning the Initial Accounts provided to Dryrock Funding shall be true and correct as of the Closing Date in all material respects;

(c)                the Seller shall have (i) delivered to Dryrock Funding a true and correct RPA Account Schedule with respect to the Initial Accounts, and (ii) performed all other obligations required to be performed by the Seller on or before the Closing Date by the provisions of this Agreement;

(d)               the Seller shall have filed, at its expense, all financing statements with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from the Seller to Dryrock Funding, and shall have delivered file-stamped copies of each such financing statement or other evidence of such filings to Dryrock Funding; and

(e)                all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Dryrock Funding, and Dryrock Funding shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as Dryrock Funding may reasonably have requested.

Section 7.02      Conditions Precedent to the Seller’s Obligations. The obligations of the Seller to sell the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a)                all representations and warranties of Dryrock Funding contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

(b)               payment or provision for payment of the Purchase Price in accordance with Section 3.01 hereof shall have been made; and

(c)                all company and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the

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Seller, and the Seller shall have received from Dryrock Funding copies of all documents (including records of company proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

[END OF ARTICLE VII]

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ARTICLE VIII

TERM AND PURCHASE TERMINATION

Section 8.01      Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until terminated by the mutual agreement of the parties hereto.

Section 8.02      Purchase Termination. If (a) the Seller shall file a petition or commence a Proceeding (i) to take advantage of any Debtor Relief Law or (ii) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to the Seller or all or substantially all of its property, (b) the Seller shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (c) the Seller shall be unable, or shall admit in writing its inability, to pay its debts generally as they become due, (d) the Seller shall make an assignment for the benefit of its creditors, or (e) the Seller shall voluntarily suspend payment of its obligations (any such act or occurrence, an “Insolvency Event”); then the Seller shall, on the day any such Insolvency Event occurs, immediately cease to sell Principal Receivables to Dryrock Funding and shall promptly give notice to Dryrock Funding, the Owner Trustee, the Indenture Trustee and the Servicer of such Insolvency Event. Notwithstanding any cessation of the sale to Dryrock Funding of additional Principal Receivables, Principal Receivables sold to Dryrock Funding prior to the occurrence of such Insolvency Event, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Principal Receivables and such Finance Charge Receivables, and Interchange allocable to the foregoing shall continue to be property of Dryrock Funding. To the extent that it is not clear to the Seller whether collections relate to a Receivable that was sold to Dryrock Funding or to a receivable that the Seller has not sold to Dryrock Funding, the Seller agrees that it shall allocate payments on such Accounts or Removed Accounts, as applicable, in the aggregate with respect to the principal balance of such Accounts or Removed Accounts first to the oldest principal balances of such Accounts or Removed Accounts.

[END OF ARTICLE VIII]

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ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01      Amendment. This Agreement may not be changed orally, but only by an instrument in writing signed by Dryrock Funding and the Seller upon, unless otherwise specified in this Section 9.01, (i) satisfaction of the Note Rating Agency Condition, and (ii) delivery to the Indenture Trustee of an Officer’s Certificate of the Seller, dated the date of such amendment, stating that the Seller reasonably believes that such amendment will not result in an Early Amortization Event.

Notwithstanding any other provision of this Section 9.01, this Agreement may be amended from time to time by an instrument signed by Dryrock Funding and the Seller to modify, eliminate or add to the provisions of this Agreement to facilitate compliance with the FDIC Rule or to modify, eliminate or add to the provisions of this Agreement as a result of changes in laws or regulations applicable to the Seller, Dryrock Funding or the transactions described in this Agreement, upon delivery by the Seller to the Indenture Trustee of an Officer’s Certificate of the Seller, dated the date of any such amendment, to the effect that (x) the Seller reasonably believes that such amendment will not result in an Early Amortization Event or (y) such amendment is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the Seller, Dryrock Funding or the transactions governed by this Agreement.

In addition, notwithstanding any other provision of this Section 9.01, this Agreement may be amended from time to time by an instrument signed by Dryrock Funding and the Seller to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Agreement upon delivery by the Seller to the Indenture Trustee of an Officers Certificate of the Seller, dated the date of any such amendment, to the effect that the Seller reasonably believes that such amendment will not result in an Early Amortization Event.

Any conveyance (including any Supplemental Conveyance) or reassignment executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement.

Section 9.02      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)                This Agreement will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

(b)               Each party hereto hereby consents and agrees that the state or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan in New York City; provided, further, that nothing in this Agreement shall be deemed or operate to preclude Dryrock Funding from bringing suit or taking

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other legal action in any other jurisdiction to realize on the Receivables or any security for the obligations of the Seller arising hereunder or to enforce a judgment or other court order in favor of Dryrock Funding. Each party hereto submits and consents in advance to such jurisdiction in any action or suite commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process may be made by registered or certified mail addressed to such party at its address as determined in accordance with Section 9.03, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three days after deposit in the United States mail, proper postage prepaid. Nothing in this Section 9.02 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c)                Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or Proceeding brought to resolve any dispute, whether sounding in contract, tort or otherwise, arising out of, or connection with, related to, or incidental to the relationship established among them in connection with this Agreement or the transactions contemplated hereby.

Section 9.03      Notices. All demands, notices, instructions, directions and communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested to, or sent by electronic mail (if applicable) to:

(a)                in the case of the Seller:

Barclays Bank Delaware

125 South West Street

Wilmington, DE 19801

Attn: Clinton Walker

Phone Number: (302) 255-8100

E-mail: cwalker@barclaycardus.com

(b)               in the case of Dryrock Funding:

Barclays Dryrock Funding LLC

100 S. West Street, Office 120

Wilmington, DE 19801

Attn: Clinton Walker

Phone Number: (302) 255-7073

E-mail: cwalker@barclaycardus.com

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(c)                in the case of the Indenture Trustee:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3D

St. Paul, MN 55107-2292

Attn: Structured Finance/Dryrock

Phone Number: 1-800-934-6802; and

(d)               in the case of the Owner Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Wilmington Trust

Wilmington, DE 19890

Attn: Corporate Trust Administration

Phone Number: (302) 651-1000

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party in accordance with this Section 9.03.

Section 9.04      Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of such remaining covenants, agreements, provisions and terms of this Agreement.

Section 9.05      Assignment. Notwithstanding anything to the contrary contained herein, other than Dryrock Funding’s assignment of its right, title, and interest in, to and under this Agreement to the Trust as contemplated by Section 9.06 hereof, this Agreement may not be assigned by the parties hereto; provided, however, that the Seller shall have the right to assign its right, title and interest in, to and under this Agreement to (a) any successor by merger assuming this Agreement or (b) to any other entity; provided, further, that in the case of an assignment pursuant to clauses (a) and (b), the Seller has given ten (10) days prior notice to Dryrock Funding, the Owner Trustee, the Indenture Trustee and each Note Rating Agency.

Section 9.06      Acknowledgement and Agreement of the Seller. The Seller expressly acknowledges and agrees that all of Dryrock Funding’s right, title, and interest in, to, and under this Agreement, including all of Dryrock Funding’s right, title, and interest in, to and under the Purchased Assets, may be assigned by Dryrock Funding to the Trust and by the Trust to the Indenture Trustee, and the Seller consents to such assignments. The Seller further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against Dryrock Funding, due to a breach by Dryrock Funding of this Agreement or for any other reason, and notwithstanding the bankruptcy of Dryrock Funding or any other event whatsoever, the Seller’s sole remedy shall be a claim against Dryrock Funding for money damages, and then only to the extent of funds available to Dryrock Funding, and in no event shall the Seller assert any

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claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt Dryrock Funding, the Trust, or the Indenture Trustee of Collections with respect to the Purchased Assets. Additionally, the Seller agrees that any amounts payable by the Seller to Dryrock Funding hereunder which are to be paid by Dryrock Funding to the Trust, the Indenture Trustee or the Servicer shall, upon receipt by the Seller of written instructions specifying the applicable payee and account, be paid by the Seller directly to the Trust, the Indenture Trustee or the Servicer, as applicable, as assignee (or the agent of an assignee) of Dryrock Funding.

Section 9.07      Further Assurances. Dryrock Funding and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, the Servicer, the Trust or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, (a) the authorization, execution, or filing of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction and (b) any actions or instruments to facilitate compliance with the FDIC Rule.

Section 9.08      No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Dryrock Funding or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.09     Counterparts. This Agreement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

Section 9.10     Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust, the Owner Trustee and the Indenture Trustee are express third-party beneficiaries of this Agreement.

Section 9.11     Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.12     Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.13     Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.14     Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental

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Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by the Seller to Dryrock Funding, by Dryrock Funding to the Trust pursuant to the Transfer Agreement, and by the Trust to the Indenture Trustee pursuant to the Indenture.

Section 9.15     Non-petition Covenant. To the fullest extent permitted by applicable law, the Seller, by entering into this Agreement, agrees that it will not at any time, acquiesce, petition or otherwise invoke or cause Dryrock Funding or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against Dryrock Funding or the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Dryrock Funding or the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Dryrock Funding or the Trust.

[END OF ARTICLE IX]

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IN WITNESS WHEREOF, the Seller and Dryrock Funding have caused this Agreement to be duly executed by their respective officers as of the date first above written.

BARCLAYS BANK DELAWARE

By:	/s/ Gerald Pavelich
	Name:	Gerald Pavelich
	Title:	Chief Financial Officer

BARCLAYS DRYROCK FUNDING LLC

By:	/s/ Deepesh Jain
	Name:	Deepesh Jain
	Title:	Vice President and Treasurer

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EXHIBIT A

FORM OF SUPPLEMENTAL CONVEYANCE

(As required by Section 2.02 of the Receivables Purchase Agreement)

SUPPLEMENTAL CONVEYANCE No. [___], dated as of [__________] (this “Supplemental Conveyance”), by and between BARCLAYS BANK DELAWARE, a Delaware banking corporation (together with its permitted successors and assigns, the “Seller”), and BARCLAYS Dryrock Funding LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Dryrock Funding”), pursuant to the Receivables Purchase Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Seller and Dryrock Funding are parties to an Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013 (as further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and the Seller wishes to convey its right, title and interest in, to and under the Receivables of such Additional Accounts, whether existing at the Addition Date or thereafter created, to Dryrock Funding pursuant to the Receivables Purchase Agreement; and

WHEREAS, Dryrock Funding is willing to accept such designation and purchase such property subject to the terms and conditions hereof.

NOW, THEREFORE, the Seller and Dryrock Funding hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

“Addition Date” shall mean [__________].

“Additional Accounts” shall mean the Accounts that are listed on the account schedule attached hereto, which shall supplement and amend the RPA Account Schedule.

“Additional Purchased Assets” shall have the meaning set forth in Section 3.

“Selection Date” shall mean the close of business on the date that is three (3) Business Days prior to the Addition Date.

2. Designation of Additional Accounts. On the Addition Date, the Seller delivers herewith an account schedule containing a true and complete list of the Additional

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Accounts, specifying for each such Additional Account its account number. On or prior to the second Business Day following the Addition Date, the Seller shall deliver a supplement to such account schedule, specifying for each such Additional Account, as of the Addition Date, the aggregate amount outstanding in such Additional Account. Such account schedule and the related supplement shall specify that the Receivables arising in each such Additional Account have been transferred to Dryrock Funding. Such account schedule and the related supplement shall be marked as an account schedule to this Supplemental Conveyance and are hereby incorporated into and made part of this Supplemental Conveyance, and shall supplement and amend the RPA Account Schedule to the Receivables Purchase Agreement.

3. Conveyance of Receivables.

The Seller does hereby sell, transfer, assign, set over and otherwise convey to Dryrock Funding, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Receivables existing at the opening of business on each applicable Addition Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts) and thereafter created and arising from time to time in the Additional Accounts (unless such Additional Account has become a Removed Account), (ii) all Collections, Insurance Proceeds, Interchange and Recoveries on or allocable to such Receivables, (iii) all monies due or to become due with respect to the foregoing, (iv) all amounts received with respect to all of the foregoing, and (v) all proceeds thereof (collectively, the “Additional Purchased Assets”). Each Additional Account will continue to be owned by the Seller and will not be an Additional Purchased Asset.

If necessary, the Seller agrees to file, at its own expense, all financing statements (and amendments to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection and priority of, the sale, transfer, assignment, set-over or other conveyance of its interest in the Additional Purchased Assets to Dryrock Funding, and to deliver file-stamped copies of such financing statements or amendments or other evidence of such filings to Dryrock Funding as soon as is practicable on or after the Addition Date.

The Seller further agrees, at its own expense, on or prior to the Addition Date to, indicate in its books and records (including its computer files) that Receivables created in connection with the Additional Accounts and the Additional Purchased Assets have been sold to Dryrock Funding. The Seller agrees that it shall indicate the sale of the Receivables in its computer files by (x) including as the first three characters in the securitization field of such computer files the code “DRY” and (y) including immediately thereafter the code “001-900.” The Seller further agrees not to alter the code referenced in this paragraph except in accordance with Section 2.01(d) of the Receivables Purchase Agreement.

The parties to this Supplemental Conveyance intend that the conveyance of the Seller’s right, title and interest in, to and under the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from the Seller to Dryrock Funding. It is the intention of the parties to this Supplemental

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Convenyance that the arrangements with respect to the Additional Purchaesd Assets shall constitute a purchase and sale of the Additional Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties to this Supplemental Conveyance that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to Dryrock Funding a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit and letter-of-credit rights consisting of, arising from or related to the Additional Purchased Assets, and all proceeds thereof, to secure the Seller’s obligations hereunder.

4. Acceptance by Dryrock Funding. Dryrock Funding hereby acknowledges its acceptance and purchase of all right, title and interest in, to and under the Additional Purchased Assets conveyed to Dryrock Funding pursuant to Section 3 of this Supplemental Conveyance.

5. Representations and Warranties of the Seller. The Seller hereby acknowledges that it makes as of the Addition Date the representations and warranties in Section 4.01 and Section 4.02 of the Receivables Purchase Agreement with respect to the Additional Accounts.

6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the “Receivables Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

7. Counterparts. This Supplemental Conveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8. Governing Law. This Supplemental Conveyance will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Seller and Dryrock Funding have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

BARCLAYS BANK DELAWARE

By:
Name:
Title:

BARCLAYS DRYROCK FUNDING LLC

By:
Name:
Title:

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RPA Account Schedule

to

Supplemental

Conveyance

ADDITIONAL ACCOUNTS

A-5